UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2013

Chaparral Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-134748	73-1590941
State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, Oklahoma		73114
(Address of Principal Executive Offices		(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition; Item 7.01. Regulation FD Disclosure.

On February 26, 2013, Chaparral Energy, Inc. (referred to herein as “we,” “us,” and “our”) issued a press release announcing certain year-end 2012 operating and reserves information, as well as 2013 guidance. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On February 26, 2013, we presented the slide show, attached hereto as Exhibit 99.2 and incorporated herein by reference, at the JP Morgan High Yield Conference in Miami, Florida.

Note Regarding Non-GAAP Financial Measures

The press release and the investor presentation attached as exhibits hereto contain certain references to adjusted EBITDA and PV-10 value, which are non-GAAP financial measures, as defined under Regulation G of the rules and regulations of the SEC.

Adjusted EBITDA

Management uses adjusted EBITDA as a supplemental financial measurement to evaluate our operational trends. Items excluded generally represent non-cash adjustments, the timing and amount of which cannot be reasonably estimated and are not considered by management when measuring our overall operating performance. In addition, adjusted EBITDA is generally consistent with the Consolidated EBITDAX calculation that is used in the covenant ratio required under our senior secured revolving credit facility. We consider compliance with this covenant to be material. Adjusted EBITDA is used as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to net income, as an indicator of our operating performance, as an alternative to cash flows from operating activities, or as a measure of liquidity. Adjusted EBITDA is not defined under GAAP and, accordingly, it may not be a comparable measurement to those used by other companies.

We define adjusted EBITDA as net income (loss), adjusted to exclude (1) interest and other financing costs, net of capitalized interest, (2) income taxes, (3) depreciation, depletion and amortization, (4) unrealized (gain) loss on hedge reclassification adjustments, (5) non-cash change in fair value of non-hedge derivative instruments, (6) interest income, (7) stock-based compensation expense, (8) gain or loss on disposed assets, and (9) impairment charges and other significant, unusual non-cash charges.

Through March 31, 2010, our calculation of adjusted EBITDA excluded any cash proceeds received from the monetization of derivatives with a scheduled maturity date more than 12 months following the date of such monetization, in accordance with the terms of our prior credit facility. In July 2010, we amended the definition of Consolidated EBITDAX in our senior secured revolving credit facility to (1) permit cash proceeds received from the monetization of derivatives to be included in the calculation of Consolidated EBITDAX, to the extent that such monetizations, in any period between scheduled redeterminations, do not exceed 5% of the borrowing base then in effect, and (2) permit the exclusion from the calculation of Consolidated EBITDAX of up to $4.5 million in one-time cash expenses associated with our financing transactions that were incurred and paid during the second quarter of 2010. As a result, beginning with the second quarter of 2010, we have changed our calculation of adjusted EBITDA to include cash proceeds received from the monetization of derivatives with a scheduled maturity date more than 12 months following the date of such monetization, to the extent permitted by our senior secured revolving credit facility. However, we have not changed our calculation of adjusted EBITDA to exclude approximately $2.3 million of one-time cash expenses associated with our financing transactions. As a result of the permitted exclusion of these expenses, our Consolidated EBITDAX as calculated for covenant compliance purposes is higher than our adjusted EBITDA for the year ended December 31, 2010.

In April 2011, we amended the definition of Consolidated EBITDAX in our senior secured revolving credit facility to permit the exclusion of our reasonable and customary fees and expenses related to the refinancing of our 8.5% Senior Notes due 2015 from the calculation of Consolidated EBITDAX.

In May 2012, we amended the definition of Consolidated EBITDAX in our senior secured revolving credit facility to permit the exclusion of our reasonable and customary fees and expenses related to the refinancing of our 8.875% Senior Notes due 2017 from the calculation of Consolidated EBITDAX.

The following table provides a reconciliation of our net income (loss) to adjusted EBITDA for the specified periods:

	Three months ended September 30,		Year ended December 31,
(in thousands)	2012	2011	2011	2010	2009
Net income (loss)	$(4,946)	$64,596	$42,048	$33,713	$(144,318)
Interest expense	24,087	24,470	96,720	81,370	90,102
Income tax expense (benefit)	(2,727)	39,091	35,924	23,803	(85,936)
Depreciation, depletion, and amortization	44,421	37,059	146,083	109,503	104,734
Reclassification adjustment for hedge (gains) losses	(11,468)	6,889	27,452	23,889	(21,752)
Non-cash change in fair value of non-hedge derivative instruments	35,735	(95,305)	(57,899)	(2,523)	149,106
Proceeds from monetization of derivatives with a scheduled maturity date more than 12 months from the monetization date included in EBITDA	—	—	—	9,418	—
Proceeds from monetization of derivatives with a scheduled maturity date more than 12 months from the monetization date excluded from EBITDA	—	—	—	—	(102,352)
Interest income	(60)	(19)	(165)	(144)	(283)
Stock-based compensation expense	1,120	740	3,747	2,600	1,145
(Gain) loss on sale of assets	(27)	187	(1,284)	(184)	(10,463)
Loss on extinguishment of debt	18	—	20,592	2,241	—
Loss on impairment of oil and natural gas properties	—	—	—	—	240,790
Other non-cash charges	—	—	—	4,150	2,928

Adjusted EBITDA	$86,153	$77,708	$313,218	$287,836	$223,701

Pursuant to our press release dated February 26, 2013, we expect year-end 2012 adjusted EBITDA to be between $330 and $340 million. We have not reconciled our expected range of year-end 2012 adjusted EBITDA to net income because we have not finalized our calculations of several factors necessary to provide the reconciliation, including net income, interest expense and income tax expense. In addition, certain items that impact net income and other reconciling metrics are out of our control and/or cannot be reasonably predicted at this time. Accordingly, a reconciliation of adjusted EBITDA to net income at this time is not available without unreasonable effort.

PV-10 value

PV-10 value is a non-GAAP measure that differs from the standardized measure of discounted future net cash flows in that PV-10 value is a pre-tax number, while the standardized measure of discounted future net cash flows is an after-tax number. We believe that the presentation of the PV-10 value is relevant and useful to investors because it presents the discounted future net cash flows attributable to our proved reserves prior to taking into account future corporate income taxes, and it is a useful measure of evaluating the relative monetary significance of our oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies. We use this measure when assessing the potential return on investment related to our oil and natural gas properties. However, PV-10 value is not a substitute for the standardized measure of discounted future net cash flows. Our PV-10 value measure and the standardized measure of discounted future net cash flows do not purport to present the fair value of our oil and natural gas reserves.

As reflected in our press release dated February 26, 2013, our PV-10 value at year-end is $2.1 billion. We have not reconciled our PV-10 value to the standardized measure of discounted future net cash flows because we have not finalized our calculations of income tax expense. Accordingly, a reconciliation of PV-10 to the standardized measure at this time is not available without unreasonable effort.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 26, 2013
99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL ENERGY, INC.

Date: February 26, 2013	By:	/s/ David J. Ketelsleger
	Name:	David J. Ketelsleger
Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description	Method of Filing
99.1	Press Release dated February 26, 2013	Filed herewith
99.2	Investor Presentation	Filed herewith

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